CONTACT:

Dee Ann Johnson
(412) 456-4410

                                       FOR IMMEDIATE RELEASE



     PITTSBURGH, PA  January 27, 2005. . . . . On January 25,
2005, Ampco-Pittsburgh Corporation's (NYSE: AP) management and audit committee determined that the Corporation will restate its previously issued audited financial statements for the three years ended December 31, 2003 and the unaudited 2004 interim financial statements. The previously reported earnings will improve due to the correction of an overprovision for income taxes in connection with interest receivable from its foreign subsidiary. The Corporation will file an amended Form 10-K for the year ended December 31, 2003 to include restated financial statements as soon as possible. The Corporation's management and audit committee discussed this matter with Deloitte & Touche LLP, the Corporation's independent registered public accountants, who agreed with their conclusion.

     The impact is a decrease in the previously reported net losses for the years ended December 31, 2001 and 2003 in the amounts of $397,000 and $359,000, respectively, and an increase in net income of $329,000 for the year ended December 31, 2002. Consequently, the previously issued financial statements for these periods, the accompanying report of Deloitte & Touche LLP, and the 2004 interim financial statements should no longer be relied upon.

     The Corporation expects to release 2004 earnings during the first week of February.





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